Exhibit 99.2

Monoprice, Inc.

Unaudited Consolidated Balance Sheet

(Amounts in thousands)

June 30, 2013
ASSETS
Current Assets
Cash and cash equivalents	$4,466
Accounts receivable, net	1,447
Inventories	24,976
Prepaid expenses and other current assets, net	2,222
Deferred income taxes	753

Total current assets	33,864
Property, plant, and equipment – at cost
Property and equipment, net	4,718
Other long-term assets:
Security deposits	77

Total other long-term assets	77
Total assets	$38,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,547
Accrued expenses	1,233
Other current liabilities	725
Customer advances	19

Total current liabilities	14,524
Deferred rent	226
Deferred tax liability	753

Total liabilities	15,503
Stockholders’ equity
Common stock	20
Additional paid-in capital	1,319
Accumulated deficit	21,817

Total stockholders’ equity	23,156

Total liabilities and stockholders’ equity	$38,659

Monoprice, Inc.

Unaudited Consolidated Statement of Earnings

(Amounts in thousands)

	Six months ended
	June 30, 2013	June 30, 2012
Net sales	$68,189	$55,888
Costs and expenses:
Cost of goods sold	46,547	39,546
Fulfillment costs	2,332	2,368
Selling, general and administrative expenses	12,369	8,560

Total costs and expenses	61,248	50,474

Income from operations	6,941	5,414

Other income (expense)
Interest expense	(29)	(12)
Other income, net	16	327

Total other income (expense)	(13)	315

Income before income taxes	6,928	5,729
Income tax expense	(3,363)	(2,417)

Net income	$3,565	$3,312

Monoprice, Inc.

Unaudited Consolidated Statements of Cash Flows

Six months ended June 30, 2013 and June 30, 2012

	Six months ended
	June 30, 2013	June 30, 2012
Operating Activities:
Net Income	$3,565	$3,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	764	552
(Gain) loss on sale and disposal of property and equipment	3	(6)
Unpaid property and equipment	55	51
Share-based compensation	340	342
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(566)	(147)
Inventories	3,006	2,097
Advanced payments	(771)	295
Prepaid expenses and other current assets	256	(552)
Prepaid income taxes	—	(308)
Security deposits	(9)	—
Accounts payable	(2,283)	313
Customer advances	3	(184)
Other current and long-term liabilities	166	665
Deferred rent	58	24

Net cash used by operating activities	4,587	6,454

Investing Activities:
Purchases of property and equipment	(774)	(816)
Proceeds from sale of property and equipment	—	7

Net cash used by investing activities	(774)	(809)

Financing Activities:
Increase in line of credit, net	(3,000)	(2,400)
Dividends paid	—	(600)

Net cash used by financing activities	(3,000)	(3,000)

Increase in cash and cash equivalents	813	2,645
Cash and Cash Equivalents:
Beginning	3,653	1,510

Ending	$4,466	$4,155

MONOPRICE, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

A. Nature of the Business

Monoprice, Inc. (the Company) was incorporated in the state of California on September 30, 2002. The Company is engaged in the business of importing and wholesaling computer cables, audio/video cables, networking cables, accessories and connectivity products mainly through the Company’s website.

B. Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

1. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be categorized as cash and cash equivalents.

3. Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. However, changes in circumstances relating to accounts receivable may result in an additional allowance required in the future. The Company determines the allowance based on historical write-off experience, current market trends and the ability to pay outstanding balances. The Company regularly reviews the adequacy of its allowance for doubtful accounts. The allowance for doubtful accounts as of June 30, 2013 and 2012 was $7,000 and $4,000, respectively.

4. Concentrations of Credit and Business Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high quality financial institutions. Concentration for credit risk with respect to accounts receivable is generally diversified due to the large number of entities composing the Company’s customer base and their geographic dispersion.

A material part of the Company’s business is dependent upon two vendors. During the six months ended June 30, 2013 and 2012, these unrelated vendors accounted for $7,181,926 or 21 percent and $8,508,682 or 30 percent of the Company’s inventory purchases, respectively. Related accounts payable were $2,055,724 or 26 percent and $3,010,423 or 42 percent of total accounts payable as of June 30, 2013 and 2012, respectively.

5. Inventories

Inventories are stated at the lower of cost, using the first-in, first-out (FIFO) method, or market. Management periodically evaluates inventory movement and forecasts usage, and, to the extent necessary, the Company will record a reserve for slow-moving and obsolete inventory.

6. Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the assets. Repairs and maintenance are charged to expense when incurred.

7. Long-lived Assets

The Company reviews the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows from the use of such assets (undiscounted and without interest charges) are less than the carrying value, the Company’s policy is to record a write-down, which is determined based on the difference between the carrying value of the assets and their estimated fair value. Management believes there were no indications of impairment at June 30, 2013 or 2012.

8. Deferred Rent

The Company recognizes rent expense equal to the total of the payments and free rent received due over the lease term, divided by the number of months of the lease term applying the straight-line method. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent.

9. Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and line of credit. The Company believes that carrying amounts of these financial instruments approximate fair value because of the short-term maturities of these assets and liabilities.

10. Revenue Recognition

Revenues are recorded upon transfer of title and risk of loss to customers, when persuasive evidence of an arrangement exists, the selling price of the Company’s products is fixed and determinable, and collectibility is reasonably assured, which generally occurs when the goods are shipped from the warehouse. Shipping and handling charges to customers are included in revenue. Revenue excludes sales taxes. The Company, under specific circumstances, permits its customers to return or exchange products. The provision for estimated sales returns is recorded concurrently with the recognition of revenue. The net impact on gross margin from estimated sales returns is included in allowances in other current liabilities on the balance sheets. The Company also has no contractual relationships with its customers and suppliers whereby the Company assumes an agency relationship in the transaction.

11. Fulfillment Costs

Fulfillment costs represent those costs incurred in operating and staffing our fulfillment department, including costs attributable to buying, receiving, inspecting and warehousing inventories.

12. Shipping and Handling Costs

The Company includes shipping and handling costs in cost of goods sold in the accompanying statements of income.

13. Advertising Expense

Advertising costs are expensed as incurred and are included in selling, general and administrative expenses in the accompanying statements of income. The Company incurred advertising expense of $1.1 million and $291,000 for the six months ended June 30, 2013 and 2012, respectively.

14. Share-based Compensation

All share-based payments to employees, including grants of employee stock options, are measured at fair value and expensed in the condensed consolidated statements of earnings over the service period (generally the vesting period) of the grant.

15. Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. A valuation allowance is established, when necessary, to reduce deferred income tax assets to their estimated realizable amounts. Income tax expense is the income tax payable or refundable for the period, plus or minus the change during the period in deferred income tax assets and liabilities.

The Company may recognize the tax benefits from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has greater than 50 percent likelihood of being realized upon ultimate settlement.

The Company has assessed whether there remains any income tax exposure related to its tax positions as of June 30, 2013 and 2012. The Company does not believe there is any uncertainty with respect to its tax positions which would result in material change to its condensed consolidated financial statements.

If applicable, the Company recognizes accrued interest and penalties related to unrecognized tax benefits as additional income tax expense. For the six months ended June 30, 2013 and 2012, the Company has not recorded expense related to interest and penalties. As of June 30, 2013, tax years open to examination by tax authorities under the statutes of limitations include the years ended December 31, 2011 and 2012 for the Internal Revenue Service, the years ended December 31, 2010 through 2012 for the California Franchise Tax Board and the year ended December 31, 2012 for the Michigan Department of Treasury. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply.

C. Line of Credit

On July 24, 2012, the Company amended its two short-term credit lines to one short-term credit line in the same borrowing capacity of $8 million, which matures on July 31, 2014. The line bears interest at an average monthly London Interbank Offered Rate plus 2.25 percent (2.49 percent and 2.44 percent at June 30, 2013 and 2012, respectively). There were no outstanding balances on the line of credit as of June 30, 2013 and 2012, respectively. The line of credit is collateralized by general business assets of the Company. The Company is subject to restrictive covenants related to the line of credit agreement pertaining to maintenance of its current ratio, debt service coverage ratio and debt-to-worth ratio.

D. Commitments and Contingencies

The Company has noncancelable operating lease agreements for its office and warehouse facilities, expiring through July 2015. Future minimum rental payments under the leases as of June 30, 2013 are as follows:

Years Ending December 31,	Amount
2013	$424
2014	875
2015	554

$1,853

Total rent expense for the six months ended June 30, 2013 and 2012 amounted to $414,000 and $420,000, respectively.

Contingencies: The Company is involved in various disputes, claims and litigation matters arising out of the normal course of business. In the opinion of management, none of these proceedings will have a material adverse effect on the Company’s financial position or results of its operations and cash flows.

E. Employee Benefit Plan

The Company has established a 401(k) defined-contribution plan covering substantially all of its employees. Under the plan, the Company may contribute 100 percent of the employee’s deferral up to the first 3 percent of the employee’s compensation for the calendar year and then 50 percent of the next 2 percent of the compensation, not to exceed 5 percent of the employee’s base compensation. The Company’s contributions to the plan totaled $96,000 and $63,000 for the six months ended June 30, 2013 and 2012, respectively.

F. Supplemental Disclosures of Cash Flow Information

	Six months ended
	June 30, 2013	June 30, 2012
Cash paid for:
Income taxes	$3,653	$2,425

Interest	$29	$12

Independent Auditor’s Report

To the Board of Directors

Monoprice, Inc.

Rancho Cucamonga, CA

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Monoprice, Inc. (the Company), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with U.S. GAAP.

/s/ McGladrey LLP
Los Angeles, CA
May 2, 2013

Monoprice, Inc.

Consolidated Balance Sheets

December 31, 2012 and 2011

	2012	2011
Assets
Current Assets
Cash and cash equivalents	$3,653,198	$1,510,417
Accounts receivable	881,765	683,199
Inventories	27,981,777	22,606,908
Prepaid expenses and other current assets	1,706,890	962,201
Deferred income taxes (Note 6)	752,736	908,828

Total current assets	34,976,366	26,671,553
Property and Equipment, net (Note 3)	4,765,602	3,844,844
Security Deposits	67,946	67,946

	$39,809,914	$30,584,343

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$14,830,359	$9,340,828
Accrued expenses	1,181,469	449,548
Customer advances	16,034	229,802
Line of credit (Note 4)	3,000,000	2,400,000
Other current liabilities	609,925	467,017
Income taxes payable (Note 6)	—	711,636

Total current liabilities	19,637,787	13,598,831
Deferred Rent	168,574	307,664
Deferred Income Taxes (Note 6)	752,866	1,018,418

Total liabilities	20,559,227	14,924,913

Commitments and Contingencies (Note 5)
Stockholders’ Equity
Common stock, no par value; 600,000 shares authorized; 500,000 shares issued and outstanding	20,000	20,000
Additional paid-in capital	978,630	296,523
Retained earnings	18,252,057	15,342,907

Total stockholders’ equity	19,250,687	15,659,430

	$39,809,914	$30,584,343

See Notes to Consolidated Financial Statements.

Monoprice, Inc.

Consolidated Statements of Income

Years Ended December 31, 2012 and 2011

	2012	2011
Net sales	$118,790,693	$93,537,143
Costs and expenses:
Cost of goods sold	82,861,499	65,822,755
Fulfillment costs	4,541,765	4,590,623
Selling, general and administrative expenses (Note 2)	19,768,183	15,367,742

Total costs and expenses	107,171,448	85,781,120

Income from operations	11,619,245	7,756,023

Other income (expense)
Interest income	110	2,073
Interest expense	(21,216)	(31,936)
Other income, net	354,858	144,881

Total other income	333,752	115,018

Income before income taxes	11,952,997	7,871,041
Income taxes	4,643,847	2,774,685

Net income	$7,309,150	$5,096,356

See Notes to Consolidated Financial Statements.

Monoprice, Inc.

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2012 and 2011

	Common Stock		Additional Paid-In	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance, December 31, 2010	500,000	$20,000	$—	$10,646,551	$10,666,551
Dividends	—	—	—	(400,000)	(400,000)
Share-based compensation	—	—	296,523	—	296,523
Net income	—	—	—	5,096,356	5,096,356

Balance, December 31, 2011	500,000	20,000	296,523	15,342,907	15,659,430
Dividends	—	—	—	(4,400,000)	(4,400,000)
Share-based compensation	—	—	682,107	—	682,107
Net income	—	—	—	7,309,150	7,309,150

Balance, December 31, 2012	500,000	$20,000	$978,630	$18,252,057	$19,250,687

See Notes to Consolidated Financial Statements.

Monoprice, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2012 and 2011

	2012	2011
Cash Flows From Operating Activities	$7,309,150	$5,096,356
Net Income
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,346,186	691,282
Deferred income taxes	(109,460)	466,065
(Gain) loss on sale and disposal of property and equipment	(6,200)	205,340
Unpaid property and equipment	(342,322)	(61,995)
Share-based compensation	682,107	296,523
Changes in operating assets and liabilities:
Restricted cash	—	441,223
Accounts receivable	(198,566)	(105,332)
Inventories	(5,374,869)	(9,934,535)
Advanced payments	317,481	(317,977)
Prepaid expenses and other current assets	(1,062,170)	(163,528)
Prepaid income taxes	—	125,444
Security deposits	—	(14,317)
Accounts payable	5,489,531	2,616,525
Accrued expenses	731,921	277,379
Customer advances	(213,768)	(170,694)
Other current liabilities	142,908	120,026
Incomes taxes payable	(711,636)	605,701
Deferred rent	(139,090)	(53,550)

Net cash provided by operating activities	7,861,203	119,936

Cash Flows From Investing Activities
Acquisition of property and equipment	(1,924,922)	(2,675,125)
Proceeds from sale of property and equipment	6,500	12,615

Net cash used in investing activities	(1,918,422)	(2,662,510)

Cash Flows From Financing Activities
Increase in line of credit, net	600,000	2,400,000
Dividends paid	(4,400,000)	(400,000)

Net cash provided by (used in) financing activities	(3,800,000)	2,000,000

Increase (decrease) in cash and cash equivalents	2,142,781	(542,574)
Cash and Cash Equivalents
Beginning	1,510,417	2,052,991

Ending	$3,653,198	$1,510,417

See Notes to Consolidated Financial Statements.

Monoprice, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of the Business and Summary of Significant Accounting Policies

Nature of business: Monoprice, Inc. (the Company) was incorporated in the state of California on September 30, 2002. The Company is engaged in the business of importing and wholesaling computer cables, audio/video cables, networking cables, accessories and connectivity products mainly through the Company’s website. On February 28, 2012, Monoprice Korea, Inc., a Korean corporation, was incorporated as a wholly owned subsidiary of the Company. Monoprice Korea, Inc. is also engaged in the sale of similar computer cables and accessories through its website. The Company is currently in the process of closing down the operations of this entity and plans to have it completely dissolved during 2013.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Monoprice, Inc. and its wholly owned subsidiary, Monoprice Korea, Inc. The consolidated entities are collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be categorized as cash and cash equivalents.

Accounts receivable and allowance for doubtful accounts: Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. However, changes in circumstances relating to accounts receivable may result in an additional allowance required in the future. The Company determines the allowance based on historical write-off experience, current market trends and the ability to pay outstanding balances. The Company regularly reviews the adequacy of its allowance for doubtful accounts. The allowance for doubtful accounts as of December 31, 2012 and 2011 was $5,333 and $4,045, respectively.

Concentrations of credit and business risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high-quality financial institutions. Concentration for credit risk with respect to accounts receivable is generally diversified due to the large number of entities composing the Company’s customer base and their geographic dispersion.

A material part of the Company’s business is dependent upon two vendors. During the years ended December 31, 2012 and 2011, these unrelated vendors accounted for $15,578,604 or 23 percent and $17,742,006 or 30 percent of the Company’s inventory purchases, respectively. Related accounts payable were $3,440,667 or 23 percent and $2,797,274 or 30 percent of total accounts payable as of December 31, 2012 and 2011, respectively.

Inventories: Inventories are stated at the lower of cost, using the first-in, first-out (FIFO) method, or market. Management periodically evaluates inventory movement and forecasts usage, and, to the extent necessary, the Company will record a reserve for slow-moving and obsolete inventory.

Property and equipment: Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the assets. Repairs and maintenance are charged to expense when incurred.

Long-lived assets: The Company reviews the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows from the use of such assets (undiscounted and without interest charges) are less than the carrying value, the Company’s policy is to record a write-down, which is determined based on the difference between the carrying value of the assets and their estimated fair value. Management believes there were no indications of impairment at December 31, 2012 or 2011.

Deferred rent: The Company recognizes rent expense equal to the total of the payments and free rent received due over the lease term, divided by the number of months of the lease term applying the straight-line method. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent.

Fair Value of Financial Instruments: The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and line of credit. The Company believes that carrying amounts of these financial instruments approximate fair value because of the short-term maturities of these assets and liabilities.

Revenue recognition: Revenues are recorded upon transfer of title and risk of loss to customers, when persuasive evidence of an arrangement exists, the selling price of the Company’s products is fixed and determinable, and collectibility is reasonably assured, which generally occurs when the goods are shipped from the warehouse. Shipping and handling charges to customers are included in revenue. Revenue excludes sales taxes. The Company, under specific circumstances, permits its customers to return or exchange products. The provision for estimated sales returns is recorded concurrently with the recognition of revenue. The net impact on gross margin from estimated sales returns is included in allowances in other current liabilities on the balance sheets. The Company also has no contractual relationships with its customers and suppliers whereby the Company assumes an agency relationship in the transaction.

Fulfillment costs: Fulfillment costs represent those costs incurred in operating and staffing our fulfillment department, including costs attributable to buying, receiving, inspecting and warehousing inventories.

Shipping and handling costs: The Company includes shipping and handling costs in cost of goods sold in the accompanying statements of income.

Advertising expense: Advertising costs are expensed as incurred and are included in selling, general and administrative expenses in the accompanying statements of income. The Company incurred advertising expense of $1,470,265 and $362,578 for the years ended December 31, 2012 and 2011, respectively.

Share-based compensation: Share-based compensation represents the cost related to share-based awards granted to certain employees. The Company measures share-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost on a straight-line basis (net of estimated forfeitures) over the employee requisite service period. The Company estimates the fair value of stock options using a Black-Scholes valuation model. The cost is recorded in fulfillment cost and selling, general and administrative expenses in the accompanying statements of income.

The Company records deferred tax assets for awards that result in deductions on the Company’s income tax returns, based on the amount of compensation cost recognized and the statutory tax rate in the jurisdiction in which it will receive a deduction. Differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on the income tax returns are recorded in additional paid-in capital (if the tax deduction exceeds the deferred tax asset) or in the statements of income (if the deferred tax asset exceeds the tax deduction and no additional paid-in capital exists from previous awards).

Income taxes: Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. A valuation allowance is established, when necessary, to reduce deferred income tax assets to their estimated realizable amounts. Income tax expense is the income tax payable or refundable for the period, plus or minus the change during the period in deferred income tax assets and liabilities.

The Company may recognize the tax benefits from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has greater than 50 percent likelihood of being realized upon ultimate settlement.

Subsequent events: The Company has evaluated subsequent events through May 2, 2013, the date on which the financial statements were available to be issued.

Note 2. Transactions With Related Parties

The Company had a web maintenance service agreement with ING Multimedia, Inc., wholly owned by the majority shareholder of the Company. ING Multimedia, Inc. was dissolved during 2011. Web maintenance expense under this agreement was $60,000 for the year ended December 31, 2011 and is included in selling, general and administrative expenses in the accompanying consolidated statement of income. There were no related payables as of December 31, 2011.

Note 3. Property and Equipment

Property and equipment and the estimated useful lives used in computing depreciation and amortization at December 31 are summarized as follows (in thousands):

	Useful Lives	2012	2011
Machinery and equipment	3-5 years	$3,349,675	$2,714,994
Furniture and fixtures	7 years	1,193,424	697,545
Automobiles	5 years	164,683	184,602
Computer hardware	3-5 years	695,621	474,509
Software	3 years	1,658,929	858,431
Leasehold improvements	Shorter of 10 years or lease term	251,781	251,782
Construction in progress		240,820	127,889

		7,554,933	5,309,752
Less accumulated depreciation and amortization		(2,789,331)	(1,464,908)

		$4,765,602	$3,844,844

Depreciation and amortization expense amounted to $1,346,186 and $691,282 for the years ended December 31, 2012 and 2011, respectively.

Note 4. Line of Credit

As of the year ended December 31, 2011, the Company had two available uncommitted short-term credit lines with a financial institution to borrow up to $8,000,000. On July 24, 2012, the Company amended these two short-term credit lines to one short-term credit line in the same borrowing capacity of $8,000,000, which matures on July 31, 2014. The lines bear interest at an average monthly London Interbank Offered Rate plus 2.25 percent (2.46 percent and 2.53 percent at December 31, 2012 and 2011, respectively). The outstanding balance of the lines amounted to $3,000,000 and $2,400,000 as of December 31, 2012 and 2011, respectively. These lines are collateralized by general business assets of the Company. The Company is subject to restrictive covenants related to the lines-of-credit agreement pertaining to maintenance of their current ratio, debt service coverage ratio and debt-to-worth ratio.

Note 5. Commitments and Contingencies

The Company has noncancelable operating lease agreements for its office and warehouse facilities, expiring through July 2015. Future minimum rental payments under the leases as of December 31, 2012 are as follows:

Years Ending December 31,	Amount
2013	$760,293
2014	643,553
2015	375,406

$1,779,252

Total rent expense for the years ended December 31, 2012 and 2011 amounted to $851,661 and $717,788, respectively.

Contingencies: The Company is involved in various disputes, claims and litigation matters arising out of the normal course of business. In the opinion of management, none of these proceedings will have a material adverse effect on the Company’s financial position or results of its operations and cash flows.

Note 6. Income Taxes

The components of the income taxes for the years ended December 31 are as follows:

	2012	2011
Current:
Federal	$3,924,676	$1,639,637
State	828,631	669,083

	4,753,307	2,308,720

Deferred:
Federal	(127,735)	551,241
State	18,275	(85,176)

	(109,460)	466,065

	$4,643,847	$2,774,785

The difference between the federal statutory and effective tax rates is primarily caused by state income taxes, permanent differences and adjustment of prior year income taxes.

Deferred income tax assets and liabilities at December 31 are as follows:

	2012
	Current	Noncurrent	Total
Deferred income tax assets	$966,128	$450,040	$1,416,167
Deferred income tax liabilities	(213,392)	(1,202,906)	(1,416,298)

	$752,736	$(752,866)	$(131)

	2011
	Current	Noncurrent	Total
Deferred income tax assets	$1,028,250	$240,675	$1,268,925
Deferred income tax liabilities	(119,422)	(1,259,093)	(1,378,515)

	$908,828	$(1,018,418)	$(109,590)

Deferred income taxes arise primarily from temporary differences in depreciation of property and equipment, state income taxes, deferred rent, advance cash received, inventory, inventory reserve and share-based compensation.

The income tax expense differs from the amount of income tax determined by applying the U.S. federal income tax rate of approximately 34 percent to pretax net income for 2012 and 2011 due to adjustments for state income taxes.

At December 31, 2012 and 2011, the Company had no significant uncertain tax positions. The Company classifies interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties of $30,353 and $0 were recorded for the years ended December 31, 2012 and 2011, respectively. The Internal Revenue Service has completed its examinations of the Company’s federal tax returns for the years ended December 31, 2009 and 2010. The Franchise Tax Board has completed its examinations of the Company’s California state tax returns for the years ended December 31, 2008 and 2009. The Michigan Department of Treasury has completed its examinations of the Company’s Michigan state tax returns for the years ended December 31, 2008 to December 31, 2011. The Company is subject to U.S. federal and California tax examinations for the year ended December 31, 2011, and for the years ended December 31, 2010 and 2011, respectively.

Note 7. Share-based Compensation

The Company has share-based awards outstanding under the Monoprice, Inc. Equity Incentive Plan (the Plan). Stock options granted and outstanding under the Plan generally begin vesting on the date of stock option grant date with a certain percentage of increment specified by the Plan agreement, expire 10 years from issuance and are conditioned upon continued employment during the vesting period. The maximum aggregate number of shares that may be issued upon exercise of stock options is 77,200 shares.

If a stock option expires or becomes unexercisable without having been exercised in full, the unpurchased shares that were subject shall become available for future grant or sale under the Plan. Shares that are delivered by the option holders or withheld by the Company upon the exercise of an option under the Plan may again be optioned, granted or awarded subject to the limitations of the Plan agreement. If shares of restricted stock are repurchased by the Company at their original purchase price, such shares shall become available for future grant under the Plan.

The Company uses the Black-Scholes option-pricing model to value the Company’s stock options for each stock option award. Using this option-pricing model, the fair value of each stock option award is estimated on the date of grant. The fair value of the Company’s stock option awards, which are generally subject to pro rata vesting annually over four years, is expensed on a straight-line basis over the vesting period of the stock options. The expected volatility assumption is based on the historical data of comparable companies in the same industry sector. The expected term of stock option awards granted is derived from the average of the vesting term and original contractual term of an option grant, which the management believes to be the best estimate, due to the lack of historical exercise experience under the Plan. The expected term of stock option awards granted represents the period of time that stock option awards granted are expected to be outstanding. The risk-free interest rate is based on the U.S. Treasury zero coupon rate for the weighted-average expected term.

The Company recognizes share-based compensation costs, net of estimated forfeitures, for only those shares expected to vest on a straight-line basis over the requisite service period of the award. The Company estimated the forfeiture rates based on the historical turnover experience.

The following tables represent a summary of the Company’s stock options activity at December 31:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2010	—	$—	—	$—
Granted	58,800	126.94	—	—
Forfeited or canceled	—	—	—	—

Outstanding at December 31, 2011	58,800	126.94	9.58 years	—
Granted	4,800	126.94	9.01 years	—
Forfeited or canceled	—	—	—	—

Outstanding at December 31, 2012	63,600	126.94	7.93 years	—

Exercisable at December 31, 2011	—	$—	—	$—

Expected to vest at December 31, 2011	58,800	$126.94	9.58 years	$—

Exercisable at December 31, 2012	10,550	$126.94	8.58 years	$—

Expected to vest at December 31, 2012	53,050	$126.94	8.62 years	$—

For the years ended December 31, 2012 and 2011, the Company incurred share-based compensation expense of $682,107 and $296,523, respectively, which is included in fulfillment cost and selling, general and administrative expenses in the accompanying statements of income. As of December 31, 2012 and 2011, there was $1,749,799 and $2,225,779, respectively, of total unrecognized compensation expense related to unvested stock options granted under the Plan. This expense is expected to be recognized over a weighted-average period of 1.7 years and 2.3 years for December 31, 2012 and 2011, respectively.

Note 8. Employee Benefit Plan

The Company has established a 401(k) defined-contribution plan covering substantially all of its employees. Under the plan, the Company may contribute 100 percent of the employee’s deferral up to the first 3 percent of the employee’s compensation for the calendar year and then 50 percent of the next 2 percent of the compensation, not to exceed 5 percent of the employee’s base compensation. The Company’s contributions to the plan totaled $151,716 and $131,198 for the years ended December 31, 2012 and 2011, respectively.

Note 9. Supplemental Disclosures of Cash Flow Information

	2012	2011
Cash paid during the year for:
Income taxes	$5,946,590	$1,577,475

Interest	$24,454	$27,263